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                                  EXHIBIT 21.1
                           SABRE HOLDINGS CORPORATION
                                  SUBSIDIARIES

Sabre Holdings Corporation SUBSIDIARY
  (All subsidiaries are wholly owned unless otherwise noted in parenthesis. Each subsidiary's subsidiaries outlined further below.)

       Sabre Inc.  (Delaware)

Sabre Inc. SUBSIDIARIES

       Axess International Network, Inc. (Japan) (25%)
       ENCOMPASS Holding, Inc. (Delaware)
       GetThere Inc. (Delaware)
       GetThere L.P. (Delaware) (13.5% Limited Partner)
       Greyhound Acquisition Corp. (Delaware)
       Prize Ltd. (Latvia) (50%)
       Sabre Decision Technologies International, Inc. (Delaware)
       Sabre Decision Technologies Licensing, Inc. (Delaware)
       Sabre Investments, Inc. (Delaware)
       Sabre International, Inc. (Delaware)
       Sabre International Holdings, Inc. (Delaware)
       Sabre Limited (New Zealand)
       Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (99%) Sabre Technology Enterprises, Ltd. (Cayman Islands)
       Sabre Technology Holland B.V. (Netherlands)
       SST Finance, Inc. (Delaware)
       SST Holding, Inc. (Delaware)
       TSGL, Inc. (Delaware)
       Sabre Sales (Barbados), Ltd.
       Ticketnet Corporation (Canada)
       Travelocity Holdings, Inc. (Delaware)
       Travelocity.com LP (Delaware) (51%)

GetThere Inc. SUBSIDIARIES

       GetThere L.P. (Delaware) (1% General Partner; 83% Limited Partner) AllMeetings Inc.

AllMeetings Inc. SUBSIDIARIES

       GetThere L.P. (Delaware) (2.5% Limited Partner)

GetThere L.P. SUBSIDIARIES

       GetThere Ltd. (United Kingdom)

Greyhound Acquisition Corp SUBSIDIARY

       Gradient Solutions Limited (Ireland)

Gradient Solutions Limited SUBSIDIARIES

       Gradient Solutions Polska (Poland)

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Sabre Decision Technologies International, Inc. SUBSIDIARIES

       Airline Technology Services Mauritius Ltd. (Mauritius)
       Sabre (Australia) Pty Ltd. (Australia)

Airline Technology Services Mauritius Ltd. SUBSIDIARY

       Sabre Pakistan (Private) Limited (Pakistan) (99%)

Sabre Holdings GmbH SUBSIDIARY

       Sabre DCS GmbH (Germany) (51%)
       DCS GmbH & Co. KG (Germany) (49%)

Sabre International, Inc. SUBSIDIARIES

       Sabre CIS Holdings, Inc. (Delaware)
       Sabre Belgium (Belgium) (99%)
       Sabre Computer-Reservierungssystem GmbH (Austria)
       Sabre Danmark ApS (Denmark)
       Sabre Deutschland Marketing GmbH (Germany)
       Sabre Deutschland Services GmbH (Germany)
       Sabre Espana Marketing, S.A. (Spain) (99%)
       Sabre Europe Management Services Ltd. (UK) (99%)
       Sabre France Sarl (France)
       Sabre Hellas SA (Greece)
       Sabre Holdings GmbH (Germany)
       Sabre Ireland Limited (Ireland)
       Sabre Italia S.r.l. (Italy) (99%)
       Sabre Marketing Nederland B.V. (Netherlands)
       Travel Technologies Holdings GmbH (Germany) (3.9%)

Sabre International, Inc. SUBSIDIARIES - Continued

       Sabre Norge AS (Norway)
       Sabre Portugal Servicios Lda (Portugal) (99%)
       Sabre Servicios Colombia Ltda. (Colombia) (99%)
       Sabre Suomi Oy (Finland)
       Sabre Sverige AB (Sweden)
       Sabre UK Marketing Ltd. (UK) (99%)
       STIN Luxembourg S.A. (Luxembourg) (99%)

Sabre International Holdings, Inc. SUBSIDIARIES

       Sabre Belgium (Belgium) (1%)
       Sabre Espana Marketing, S.A. (Spain) (1%)
       Sabre Europe Management Services Ltd. (UK) (1%)
       Sabre International (Bahrain) W.L.L. (1%)
       Sabre Italia S.r.l. (Italy) (1%)
       Sabre Portugal Servicios Lda (Portugal) (1%)
       Sabre Servicios Colombia Ltda. (Colombia) (1%)
       Sabre UK Marketing Ltd. (UK) (1%)
       STIN Luxembourg S.A. (Luxembourg) (1%)

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Sabre Investments, Inc. SUBSIDIARIES

       Sabre Investments - PK-1, Inc. (Delaware)
       Sabre Investments - B4-1, Inc. (Delaware)
       Sabre Investments - LI-1, Inc. (Delaware)
       Sabre Investments - WR-1, Inc. (Delaware)

SabreMark G.P., Inc. SUBSIDIARY

       SabreMark Limited Partnership (Delaware) (1%)

SabreMark L.P., Inc. SUBSIDIARY

       SabreMark Limited Partnership (Delaware) (99%)

Sabre Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARIES

       Sabre Informacion S.A. de C.V. (Mexico) (99%)
       Sabre Sociedad Tecnologica S.A. de C.V. (Mexico) (51%)

Sabre Technology Enterprises, Ltd. SUBSIDIARIES

       Sabre Technology Enterprises II, Ltd. (Cayman Islands)
       Sabre International (Bahrain) W.L.L. (99%)

Sabre Technology Enterprises II, Ltd. SUBSIDIARY

       Abacus International Pte Ltd. (Singapore) (35%)

Sabre Technology Holland B.V. SUBSIDIARIES

       Sabre Informacion S.A. de C.V. (Mexico) (1%)
       Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (1%)

Sabre Sociedad Tecnologica S.A. de C.V. SUBSIDIARY

       Sabre Servicios Administrativos S.A. de C.V. (Mexico) (99.9%)

Travel Technologies Holdings GmbH SUBSIDIARIES

       Sabre DCS GmbH (Germany) (49%)
       DCS GmbH & Co. KG (Germany) (51%)

TSGL, Inc. SUBSIDIARY

       TSGL Holding, Inc. (Delaware)

TSGL Holding, Inc. SUBSIDIARIES

       SabreMark G.P., Inc. (Delaware)
       SabreMark L.P., Inc. (Delaware)
       Travelocity.com LP (Delaware) (0.5%)

Ticketnet Corporation SUBSIDIARY

       148549 Canada, Inc. (Canada)

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Travelocity Holdings, Inc. SUBSIDIARIES

       Travelocity.com Inc. (Delaware) (70% voting interest; 22.3%
         equity interest)
       Travelocity.com LP (Delaware) (10%)

Travelocity.com Inc. SUBSIDIARIES

       Travelocity.com LP (Delaware) (1%)
       Travelocity.com LP Sub Inc. (Delaware)

Travelocity.com LP Sub Inc. SUBSIDIARY

       Travelocity.com LP (Delaware) (37.5%)

*  All subsidiaries are wholly-owned unless otherwise noted in parenthesis